September 2019

PRICING SUPPLEMENT Dated September 13, 2019

Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-225551

(To Prospectus dated October 31, 2018, Index Supplement dated October 31, 2018 and Product Supplement dated
October 31, 2018)

STRUCTURED INVESTMENTS

Opportunities in International Equities

Buffered Performance Leveraged Upside SecuritiesSM (Buffered PLUSSM) due October 5, 2021

$1,485,000 Based on the Value of the EURO STOXX 50® Index

Principal at Risk Securities

The Buffered Performance Leveraged Upside SecuritiesSM (the “Buffered PLUS”) offer leveraged exposure to the performance of the EURO STOXX 50® Index (the “underlying index”). The Buffered PLUS are for investors who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage feature which applies to a limited range of positive performance of the underlying index. The amount that investors receive at maturity for each Buffered PLUS, will be based on the direction and percentage change in the level of the underlying index from the pricing date to the valuation date (the “underlying return”) and whether the percentage decline of the underlying index from the closing level of the underlying index on the pricing date (the “initial level”) to the closing level of the underlying index on the valuation date (the “final level”) is greater than the buffer amount. At maturity, if the underlying index has appreciated, investors will receive the stated principal amount of their investment plus the leveraged upside performance of the underlying index, subject to the maximum payment at maturity. At maturity, if the underlying index has depreciated and the percentage decline from the initial level to the final level is equal to or less than the buffer amount, the investor will receive the stated principal amount. However, if the underlying index has depreciated and the percentage decline from the initial level to the final level is greater than the buffer amount, investors will receive less than the stated principal amount, resulting in a loss that is proportionate to the percentage decline in the underlying index from the initial level to the final level in excess of the buffer amount. Investors may lose up to 85% of the stated principal amount of the Buffered PLUS. Accordingly, the Buffered PLUS do not guarantee the return of the full principal amount at maturity. The Buffered PLUS are unsubordinated, unsecured debt obligations issued by UBS AG (“UBS”), and all payments on the Buffered PLUS are subject to the credit risk of UBS. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the Buffered PLUS and you could lose some or all of your initial investment.

SUMMARY TERMS
Issuer:	UBS AG London Branch (“UBS”)
Underlying index:	EURO STOXX 50® Index (Bloomberg Ticker: “SX5E”)
Aggregate principal amount:	$1,485,000
Stated principal amount:	$10 per Buffered PLUS
Issue price:	$10 per Buffered PLUS (see “Commissions and issue price” below), offered at a minimum investment of 100 Buffered PLUS (representing a $1,000 investment)
Denominations:	$10 per Buffered PLUS and integral multiples thereof
Interest:	None
Pricing date:	September 13, 2019
Original issue date:	September 18, 2019. We expect to deliver the Buffered PLUS against payment on the third business day following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Buffered PLUS on any date prior to two business days before delivery will be required, by virtue of the fact that the Buffered PLUS are initially expected to settle in three business days (T + 3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.
Valuation date:	September 30, 2021, subject to postponement in the event of a market disruption event, as described in the accompanying product supplement
Maturity date:	October 5, 2021, subject to postponement in the event of a market disruption event, as described in the accompanying product supplement
Payment at maturity:

▪    If the underlying return is positive:
The lesser of (a) $10 + Leveraged Upside Payment and (b) Maximum Payment at Maturity
In no event will the payment at maturity exceed the maximum payment at maturity.

▪    If the underlying return is zero or negative and the percentage decline from the initial level to the final level is equal to or less than the buffer amount:
Stated Principal Amount of $10

▪   If the underlying return is negative and the percentage decline from the initial level to the final level is greater than the buffer amount:
$10 + [$10 x (Underlying Return + Buffer Amount)]
Under these circumstances, you will lose a percentage of your stated principal amount equal to the percentage decline of the underlying index from the initial level to the final level in excess of the buffer amount, and in extreme situations, you could lose almost all of your initial investment.

Underlying return:

The quotient, expressed as a percentage, of (i) the final level of the underlying index minus the initial level of the underlying index, divided by (ii) the initial level of the underlying index. Expressed as a formula:

(Final Level - Initial Level) / Initial Level

Leveraged upside payment:	$10 x Leverage Factor x Underlying Return
Maximum gain:	22.32%
Initial level:	3,550.11, which is the closing level of the underlying index on the pricing date, as determined by the calculation agent
Final level:	The closing level of the underlying index on the valuation date, as determined by the calculation agent
Leverage factor:	2.0
Maximum payment at maturity:	$12.232 per Buffered PLUS, which is equal to $10 + ($10 x Maximum Gain)
Buffer amount:	15%
CUSIP / ISIN:	90281E233 / US90281E2330
Listing:	The Buffered PLUS will not be listed or displayed on any securities exchange or any electronic communications network.
Agent:	UBS Securities LLC
Commissions and issue price:	Price to Public	Fees and Commissions(1)	Proceeds to Issuer
Per Buffered PLUS:	100%	2.00%(a) + 0.50%(b) 2.50%	97.50%
Total:	$1,485,000.00	$37,125.00	$1,447,875.00

(1)	UBS Securities LLC has agreed to purchase from UBS AG the Buffered PLUS at the price to public less a fee of $0.25 per $10.00 stated principal amount of Buffered PLUS. UBS Securities LLC has agreed to resell all of the Buffered PLUS to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:
(a)	a fixed sales commission of $0.20 per $10.00 stated principal amount of Buffered PLUS that Morgan Stanley Wealth Management sells and
(b)	a fixed structuring fee of $0.05 per $10.00 stated principal amount of Buffered PLUS that Morgan Stanley Wealth Management sells, each payable to Morgan Stanley Wealth Management. See “Supplemental plan of distribution (conflicts of interest); secondary markets (if any)".

The estimated initial value of the Buffered PLUS as of the pricing date is $9.70. The estimated initial value of the Buffered PLUS was determined as of the close of the relevant markets on the date of this document by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the Buffered PLUS, see “Risk Factors — Fair value considerations” and “— Limited or no secondary market and secondary market price considerations” on pages 15 and 16 of this document.

Notice to investors: the Buffered PLUS are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay the full stated principal amount of the Buffered PLUS at maturity, and the Buffered PLUS may have downside market risk proportionate to that of an investment in the underlying index, subject to the buffer amount. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the Buffered PLUS if you do not understand or are not comfortable with the significant risks involved in investing in the Buffered PLUS.

You should carefully consider the risks described under “Risk Factors” beginning on page 15 and under “Risk Factors” beginning on page PS-9 of the accompanying product supplement before purchasing any Buffered PLUS. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your Buffered PLUS. You may lose some or almost all of your initial investment in the Buffered PLUS.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Buffered PLUS or passed upon the adequacy or accuracy of this document, the accompanying product supplement, the accompanying index supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Buffered PLUS are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Product supplement dated October 31, 2018	Index supplement dated October 31, 2018	Prospectus dated October 31, 2018

Buffered PLUSSM due October 5, 2021 $1,485,000 Based on the Value of the EURO STOXX 50® Index Principal at Risk Securities

Additional Information about UBS and the Buffered PLUS

UBS has filed a registration statement (including a prospectus as supplemented by a product supplement and an index supplement for various securities we may offer, including the Buffered PLUS) with the Securities and Exchange Commission, (the “SEC”), for the offering to which this document relates. Before you invest, you should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446.

You may access these documents on the SEC website at www.sec.gov as follows:

Product supplement dated October 31, 2018:
http://www.sec.gov/Archives/edgar/data/1114446/000091412118002085/ub47016353-424b2.htm

Index supplement dated October 31, 2018:
http://www.sec.gov/Archives/edgar/data/1114446/000091412118002083/ub46174419-424b2.htm

Prospectus dated October 31, 2018:
http://www.sec.gov/Archives/edgar/data/1114446/000119312518314003/d612032d424b3.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “Buffered PLUS” refers to the Buffered Performance Leveraged Upside Securities that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants,” dated October 31, 2018, references to the “accompanying index supplement” mean the UBS index supplement, dated October 31, 2018 and references to the “accompanying product supplement” mean the UBS product supplement titled “Market-Linked Securities Product Supplement”, dated October 31, 2018.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement, the accompanying index supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these Buffered PLUS in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement, the accompanying index supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the Buffered PLUS prior to their issuance. In the event of any changes to the terms of the Buffered PLUS, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

In the event of any discrepancies between this document, the accompanying product supplement, the accompanying index supplement and the accompanying prospectus, the following hierarchy will govern: first, this document; second, the accompanying product supplement; third, the accompanying index supplement; and finally, the accompanying prospectus.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are service marks of Morgan Stanley.

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Investment Overview

Buffered Performance Leveraged Upside Securities

The Buffered PLUS Based on the Value of the EURO STOXX 50® Index due October 5, 2021 can be used:

▪	As an alternative to direct exposure to the underlying index that enhances the return for a certain range of positive performance of the underlying index; however, by investing in the Buffered PLUS, you will not be entitled to receive any dividends paid with respect to the stocks comprising the underlying index (the “underlying equity constituents”) or any interest payments, and your return will not exceed the maximum payment at maturity. You should carefully consider whether an investment that does not provide for any dividends, interest payments or exposure to the positive performance of the underlying index beyond a level that, when multiplied by the leverage factor, exceeds the maximum gain is appropriate for you.
▪	To enhance returns and potentially outperform the underlying index in a moderately bullish scenario.
▪	To achieve similar levels of upside exposure to the underlying index as that of a hypothetical direct investment while using fewer dollars by taking advantage of the leverage factor.
▪	To provide a return of the stated principal amount in the event that the underlying return is negative and the percentage decline from the initial level to the final level is equal to or less than the buffer amount.

Maturity:	Approximately 24.5 months
Leverage factor:	2.0
Buffer amount:	15%
Maximum payment at maturity:	$12.232 per Buffered PLUS, which is equal to $10 + ($10 x Maximum Gain)
Maximum Gain:	22.32%
Interest:	None
Minimum payment at maturity:	$1.50 (15% of the stated principal amount).
Listing:	The Buffered PLUS will not be listed or displayed on any securities exchange or any electronic communications network.

Key Investment Rationale

Investors can use the Buffered PLUS to leverage returns by a factor of 2.0, up to the maximum gain, and obtain contingent protection against a loss of the stated principal amount in the event that the underlying return is zero or negative and the percentage decline from the initial level to the final level is equal to or less than the buffer amount. At maturity, investors will receive an amount in cash based upon the underlying return. Investors may lose some or almost all of their initial investment in the Buffered PLUS.

Investors will not be entitled to receive any dividends paid with respect to the underlying equity constituents and the Buffered PLUS do not pay periodic interest. You should carefully consider whether an investment that does not provide for any dividends or periodic interest is appropriate for you. The payment scenarios below do not show any effect of lost dividend yield over the term of the Buffered PLUS.

Leveraged Performance	The Buffered PLUS offer investors an opportunity to capture enhanced returns relative to a hypothetical direct investment in the underlying index, with a certain range of positive performance.

Buffer Feature	At maturity, if the underlying return of the Buffered PLUS is zero or negative and the percentage decline from the initial level to the final level is equal to or less than the buffer amount, you will receive your stated principal amount even though the level of the underlying index has depreciated.

Upside Scenario	The underlying return is positive and, at maturity, the Buffered PLUS redeem for the lesser of (a) the stated principal amount of $10 plus the leveraged upside payment and (b) the maximum payment at maturity.

Par Scenario	If the underlying return is zero or negative and the percentage decline from the initial level to the final level is equal to or less than the buffer amount, at maturity you will receive the stated principal amount.

Downside Scenario	If the underlying return is negative and the percentage decline from the initial level to the final level is greater than the buffer amount, at maturity you will receive less than the stated principal amount, resulting in a percentage loss of your initial investment equal to the percentage decline in excess of the buffer amount. For example, if the underlying return is -50%, each Buffered PLUS will redeem for $6.50, or 65% of the stated principal amount. The minimum payment at maturity is only 15% of the stated principal amount and you could lose some or almost all of your initial investment.

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Investor Suitability

The Buffered PLUS may be suitable for you if:

■	You fully understand the risks of an investment in the Buffered PLUS, including the risk of loss of almost all of your initial investment.
■	You can tolerate a loss of some or almost all of your investment and are willing to make an investment that may have similar downside market risk as that of a hypothetical investment in the underlying index or the underlying equity constituents.
■	You believe that the percentage decline of the underlying index from the initial level to the final level will be equal to or less than the buffer amount and, if the percentage decline of the underlying index from the initial level to the final level is greater than the buffer amount, you can tolerate receiving a payment at maturity that will be less than the stated principal amount and may be as low as the minimum payment amount.
■	You believe that the level of the underlying index will appreciate over the term of the Buffered PLUS, and that the percentage of appreciation, when multiplied by the leverage factor, is unlikely to exceed the maximum gain indicated on the cover hereof.
■	You understand and accept that your potential return on the Buffered PLUS is limited to the maximum gain and you would be willing to invest in the Buffered PLUS based on the maximum payment at maturity indicated on the cover hereof.
■	You can tolerate fluctuations in the price of the Buffered PLUS prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying index.
■	You do not seek current income from your investment and are willing to forgo any dividends paid on any underlying equity constituents.
■	You are willing and able to hold the Buffered PLUS to maturity, a term of approximately 24.5 months, and accept that there may be little or no secondary market for the Buffered PLUS.
■	You understand and are willing to accept the risks associated with the underlying index.
■	You are willing to assume the credit risk of UBS for all payments under the Buffered PLUS, and understand that if UBS defaults on its obligations you may not receive any amounts due to you, including any repayment of principal.
■	You understand that the estimated initial value of the Buffered PLUS determined by our internal pricing models is lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the Buffered PLUS, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The Buffered PLUS may not be suitable for you if:

■	You do not fully understand the risks of an investment in the Buffered PLUS, including the risk of loss of almost all of your initial investment.
■	You require an investment designed to provide a full return of principal at maturity.
■	You are not willing to make an investment that may have similar downside market risk as that of a hypothetical investment in the underlying index or the underlying equity constituents.
■

You believe that the percentage decline of the underlying index from the initial level to the final level will be greater than the buffer amount or you cannot tolerate receiving a payment at maturity that may be less than the stated principal amount and as low as the minimum payment amount.

■	You believe that the level of the underlying index appreciate during the term of the Buffered PLUS, and that the percentage of appreciation, when multiplied by the leverage factor, is likely to exceed the maximum gain indicated on the cover hereof.
■	You seek an investment that has an unlimited return potential or you would be unwilling to invest in the Buffered PLUS based on the maximum payment at maturity indicated on the cover hereof.
■	You cannot tolerate fluctuations in the price of the Buffered PLUS prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying index.
■	You seek current income from your investment or prefer to receive the dividends paid on the underlying equity constituents.
■	You are unable or unwilling to hold the Buffered PLUS to maturity, a term of approximately 24.5 months, or seek an investment for which there will be an active secondary market.
■	You do not understand or are unwilling to accept the risks associated with the underlying index.
■	You are not willing to assume the credit risk of UBS for all payments under the Buffered PLUS, including any repayment of principal.

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Fact Sheet

The Buffered PLUS offered are unsubordinated, unsecured debt securities issued by UBS, will pay no interest, do not guarantee the return of the full stated principal amount at maturity and are subject to the terms described in the accompanying product supplement, the accompanying index supplement and accompanying prospectus, as supplemented or modified by this document. At maturity, an investor will receive for each Buffered PLUS that the investor holds an amount in cash, if anything, that may be greater than, equal to or less than the stated principal amount based upon the underlying return and whether the final level is greater than, equal to or less than the initial level. The Buffered PLUS do not guarantee the return of the full principal amount at maturity and investors may lose some or almost all of their initial investment in the Buffered PLUS. All payments on the Buffered PLUS are subject to the credit risk of UBS. If UBS were to default on its payment obligations you may not receive any amount owed to you under the Buffered PLUS and, in extreme situations, you could lose all of your initial investment.

Expected Key Dates
Pricing date:	Original issue date (settlement date):	Valuation date:	Maturity date:
September 13, 2019	September 18, 2019	September 30, 2021	October 5, 2021

Key Terms
Issuer:	UBS AG London Branch
Underlying index:	EURO STOXX 50® Index
Aggregate principal amount:	$1,485,000
Stated principal amount:	$10 per Buffered PLUS
Issue price:	$10 per Buffered PLUS, offered at a minimum investment of 100 Buffered PLUS (representing a $1,000 investment)
Denominations:	$10 per Buffered PLUS and integral multiples thereof
Interest:	None
Payment at maturity:	▪	If the underlying return is positive:
The lesser of (a) $10 + Leveraged Upside Payment and (b) Maximum Payment at Maturity
In no event will the payment at maturity exceed the maximum payment at maturity.
▪ If the underlying return is zero or negative and the percentage decline from the initial level to the final level is equal to or less than the buffer amount: Stated Principal Amount of $10
▪ If the underlying return is negative and the percentage decline from the initial level to the final level is greater than the buffer amount: $10 + [$10 x (Underlying Return + Buffer Amount)]
Under these circumstances, you will lose a percentage of your stated principal amount equal to the percentage decline of the underlying index from the initial level to the final level in excess of the buffer amount, and in extreme situations, you could lose almost all of your initial investment.
Underlying return:

The quotient, expressed as a percentage, of (i) the final level of the underlying index minus the initial level of the underlying index, divided by (ii) the initial level of the underlying index. Expressed as a formula:

(Final Level - Initial Level) / Initial Level

Leveraged upside payment:	$10 x Leverage Factor x Underlying Return
Initial level:	3,550.11, which is the closing level of the underlying index on the pricing date, as determined by the calculation agent
Final level:	The closing level of the underlying index on the valuation date, as determined by the calculation agent
Leverage factor:	2.0
Maximum payment at maturity:	$12.232 per Buffered PLUS, which is equal to $10 + ($10 x Maximum Gain)
Buffer amount:	15%
Maximum gain:	22.32%
Risk factors:	Please see “Risk Factors” herein

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Buffered PLUSSM due October 5, 2021 $1,485,000 Based on the Value of the EURO STOXX 50® Index Principal at Risk Securities

General Information
Listing:	The Buffered PLUS will not be listed or displayed on any securities exchange or any electronic communications network.
CUSIP / ISIN:	90281E233 / US90281E2330
Tax considerations:

The U.S. federal income tax consequences of your investment in the Buffered PLUS are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Buffered PLUS. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences” , including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards” in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Treasury Department (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the Buffered PLUS, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the Buffered PLUS, UBS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the Buffered PLUS as prepaid derivative contracts with respect to the underlying index. If your Buffered PLUS are so treated, you should generally recognize gain or loss upon the taxable disposition of your Buffered PLUS. Such gain or loss should generally be long-term capital gain or loss if you hold your Buffered PLUS for more than one year (otherwise such gain or loss would be short-term capital gain or loss if held for one year or less) in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Buffered PLUS.

Based on certain factual representations received from us, our counsel, Cadwalader, Wickersham & Taft LLP, is of the opinion that it would be reasonable to treat your Buffered PLUS in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Buffered PLUS, it is possible that your Buffered PLUS could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the Buffered PLUS could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement.

Section 1297. We will not attempt to ascertain whether the issuer of any underlying equity constituent (an “underlying constituent issuer”) would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply to U.S. holders upon the taxable disposition of the Buffered PLUS. You should refer to information filed with the SEC or an equivalent governmental authority by such entities and consult your tax advisor regarding the possible consequences to you if any such entity is or becomes a PFIC.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the Buffered PLUS. According to Notice 2008-2, the IRS and the Treasury are actively considering whether the holder of an instrument similar to the Buffered PLUS should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible

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to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Buffered PLUS will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals and whether the special ‘‘constructive ownership rules’’ of Section 1260 of the Code should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their ”net investment income”, which may include any income or gain realized with respect to the Buffered PLUS, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. You should consult your tax advisor as to the consequences of the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain U.S. holders that own “specified foreign financial assets” in excess of an applicable threshold may be subject to reporting obligations with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the Buffered PLUS.

Non-U.S. Holders. Subject to Section 871(m) of the Code and FATCA (as discussed below), if you are not a U.S. holder, you should generally not be subject to U.S. withholding tax with respect to payments on your Buffered PLUS and you should not be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Buffered PLUS if you comply with certain certification and identification requirements, including providing us (and/or the applicable withholding agent) with a validly executed and fully completed applicable IRS Form W-8. Subject Section 871(m) of the Code, discussed below, gain from the taxable disposition of a Buffered PLUS generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2018. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2021.

Based on our determination that the Buffered PLUS are not “delta-one” with respect to any underlying index or any underlying equity constituent, our counsel is of the opinion that the Buffered PLUS should not be delta-one specified equity-

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linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made upon issuance of the Buffered PLUS. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after issuance, it is possible that your Buffered PLUS could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying index, underlying equity constituents or your Buffered PLUS, and following such occurrence your Buffered PLUS could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the Buffered PLUS under these rules if you enter, or have entered, into certain other transactions in respect of the underlying index, underlying equity constituents or the Buffered PLUS. If you enter, or have entered, into other transactions in respect of the underlying index, underlying equity constituents or the Buffered PLUS, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your Buffered PLUS in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the Buffered PLUS, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the Buffered PLUS.

Foreign Account Tax Compliance Act. Legislation commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the U.S. and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income but, pursuant to certain Treasury regulations and IRS guidance, does not apply to payments of gross proceeds on the disposition (including upon retirement) of financial instruments. As the treatment of the Buffered PLUS is unclear, it is possible that any payment with respect to the Buffered PLUS could be subject to the FATCA rules. If withholding applies to the Buffered PLUS, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and non-U.S. holders should consult their tax advisors regarding the potential application of FATCA to the Buffered PLUS.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities similar to the Buffered PLUS purchased after the bill was enacted to accrue interest income over the term of such securities despite the fact that there will be no interest payments over the term of such securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the Buffered PLUS to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your Buffered PLUS. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your Buffered PLUS.

Both U.S. and non-U.S. holders are urged to consult their tax

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advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the Buffered PLUS arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including those of the underlying constituent issuers).

Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC, a wholly-owned subsidiary of UBS AG
Use of proceeds and hedging:

We will use the net proceeds we receive from the sale of the Buffered PLUS for the purposes we describe in the accompanying prospectus under “Use of Proceeds and Hedging.” We and/or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Buffered PLUS as described below.

In connection with the sale of the Buffered PLUS, we and/or our affiliates may enter into hedging transactions involving the execution of swaps, futures and/or option transactions on the underlying index or underlying equity constituents, or purchases and sales of Buffered PLUS, in each case before, on and/or after the pricing date of the Buffered PLUS. From time to time, we and/or our affiliates may enter into additional hedging transactions or unwind those we have entered into.

We and/or our affiliates may acquire a long or short position in securities similar to the Buffered PLUS from time to time and may, in our or their sole discretion, hold or resell those securities.

The hedging activity discussed above may adversely affect the market value of the Buffered PLUS from time to time and payment on the Buffered PLUS at maturity. See “Risk Factors” herein for a discussion of these adverse effects.

Supplemental plan of distribution (conflicts of interest); secondary markets (if any):

Pursuant to the terms of a distribution agreement, UBS has agreed to sell to UBS Securities LLC, and UBS Securities LLC has agreed to purchase from UBS, the stated principal amount of the Buffered PLUS specified on the front cover of this document at the price to public less a fee of $0.25 per $10.00 stated principal amount of Buffered PLUS. UBS Securities LLC has agreed to resell all of the Buffered PLUS to Morgan Stanley Smith Barney (also known as “Morgan Stanley Wealth Management”) with an underwriting discount of $0.25 reflecting a fixed structuring fee of $0.05 and a fixed sales commission of $0.20 per $10.00 stated principal amount of Buffered PLUS that Morgan Stanley Wealth Management sells.

UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any Buffered PLUS after their initial sale. In connection with this offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement, the accompanying index supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement, the accompanying index supplement and the accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Buffered PLUS, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. UBS Securities LLC is not permitted to sell Buffered PLUS in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the Buffered PLUS in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the Buffered PLUS at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the Buffered PLUS

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immediately after the pricing date in the secondary market is expected to exceed the estimated initial value of the Buffered PLUS as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the Buffered PLUS and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the Buffered PLUS, see “Risk Factors — Fair value considerations” and “— Limited or no secondary market and secondary market price considerations” herein.

Prohibition of Sales to EEA Retail Investors:	The Buffered PLUS are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the Buffered PLUS or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Buffered PLUS or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Validity of the Buffered PLUS:	In the opinion of Cadwalader, Wickersham & Taft LLP, as special counsel to the issuer, when the Buffered PLUS offered by this pricing supplement have been executed and issued by the issuer and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the Buffered PLUS will be valid and binding obligations of the issuer, enforceable against the issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Swiss law, Cadwalader, Wickersham & Taft LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by Homburger AG, Swiss legal counsel for the issuer, in its opinion dated October 29, 2018 filed on that date with the Securities and Exchange Commission as Exhibit 5.3 to the issuer’s registration statement on Form F-3 (the “Registration Statement”). In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the Buffered PLUS, authentication of the Buffered PLUS and the genuineness of signatures and certain factual matters, all as stated in the opinion of Cadwalader, Wickersham & Taft LLP dated October 29, 2018 filed on that date with the Securities and Exchange Commission as Exhibit 5.4 to the Registration Statement.

This document represents a summary of the terms and conditions of the Buffered PLUS. We encourage you to read the accompanying product supplement, the accompanying index supplement and accompanying prospectus related to this offering, which can be accessed via the hyperlinks on page 2 of this document.

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How the Buffered PLUS Work

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your Buffered PLUS are specified in this pricing supplement):

Investors will not be entitled to receive any dividends paid with respect to the underlying equity constituents. You should carefully consider whether an investment that does not provide for any dividends or periodic interest is appropriate for you. The payment scenarios below do not show any effect of lost dividend yield over the term of the Buffered PLUS.

The examples below are based on the following terms:

Stated principal amount:	$10 per Buffered PLUS
Leverage factor:	2.0
Hypothetical Initial Level:	3,000
Buffer amount:	15%
Maximum Payment at Maturity:	$12.232 per Buffered PLUS
Maximum Gain:	22.32%
Minimum Payment at Maturity:	$1.50 (15% of the stated principal amount)

EXAMPLE 1: The underlying index appreciates over the term of the Buffered PLUS, and investors receive the stated principal amount plus the leveraged upside payment.

Final level	3,300
Underlying Return	(3,300 - 3,000) / 3,000 = 10%
Payment at Maturity	= $10 + lesser of (a) Leveraged Upside Payment and (b) Maximum Payment at Maturity
= $10 + lesser of (a) ($10 x Leverage Factor x Underlying Return) and (b) ($10 x Maximum Gain)
= $10 + lesser of (a) ($10 x 2.0 x 10%) and (b) ($10 x 22.32%)
= lesser of (a) $12.00 and (b) $12.232
= $12.00 (Payment at Maturity)

In Example 1, the final level is greater than the initial level and the underlying return is 10%. Therefore, at maturity, investors receive the stated principal amount plus a return equal to 2.0 times the underlying return, resulting in a payment at maturity of $12.00 per Buffered PLUS (a total return of 20%).

EXAMPLE 2: The underlying index appreciates over the term of the Buffered PLUS, and investors receive the maximum payment at maturity.

Final level	3,900
Underlying Return	(3,900 - 3,000) / 3,000 = 30%
Payment at Maturity	= $10 + lesser of (a) Leveraged Upside Payment and (b) Maximum Payment at Maturity
= $10 + lesser of (a) ($10 x Leverage Factor x Underlying Return) and (b) ($10 x Maximum Gain)
= $10 + lesser of (a) ($10 x 2.0 x 30%) and (b) ($10 x 22.32%)
= lesser of (a) $16.00 and (b) $12.232
= $12.232 (Payment at Maturity)

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In Example 2, the final level is greater than the initial level and the underlying return is 30%. Because the underlying return, when multiplied by the leverage factor of 2.0 is greater than the maximum gain, investors receive the maximum payment at maturity, resulting in a payment at maturity of $12.232 per Buffered PLUS (a total return of 22.32%).

EXAMPLE 3: The underlying index declines over the term of the Buffered PLUS, and investors receive the stated principal amount at maturity.

Final level	2,610
Underlying Return	(2,610 - 3,000) / 3,000 = -13%
Payment at Maturity	= $10 (Payment at Maturity)

In Example 3, the final level is less than the initial level and the percentage decline from the initial level to the final level is equal to or less than the buffer amount. Because the percentage decline from the initial level to the final level is equal to or less than the buffer amount, even though the underlying return is negative, investors receive the stated principal amount of $10 per Buffered PLUS (a total return of 0%).

EXAMPLE 4: The underlying index declines over the term of the Buffered PLUS, and investors receive less than the stated principal amount at maturity.

Final level	1,050
Underlying Return	(1,050 - 3,000) / 3,000 = -65%
Payment at Maturity	= $10 + [$10 x (Underlying Return + Buffer Amount)]
= $10 + [$10 x (–65% + 15%)]
= $10 + [$10 x (-50%)]
= $10 + [-$5]
= $5 (Payment at Maturity)

In Example 4, the final level is less than the initial level and the percentage decline from the initial level to the final level is greater than the buffer amount. Because the percentage decline from the initial level to the final level is greater than the buffer amount, investors are exposed to the decline in the level of the underlying index in excess of the buffer amount, resulting in a payment at maturity of $5 per Buffered PLUS (a loss of 50%).

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How it works

▪	Upside Scenario. If the underlying return is positive, investors will receive the stated principal amount of $10 plus the lesser of the stated principal amount of $10 multiplied by the leverage factor of 2.0 multiplied by the underlying return and (b) the maximum payment at maturity. Under the hypothetical terms of the Buffered PLUS, an investor will realize the maximum payment at maturity at a final level of 111.16% of the initial level.
▪	If the underlying return is 10%, investors will receive a 20% return, or $12.00 per Buffered PLUS.
▪	If the underlying return is 11.16%, investors will receive only the maximum payment at maturity of $12.232 per Buffered PLUS, a 22.32% return.
▪	If the underlying return is 30.00%, investors will receive only the maximum payment at maturity of $12.232 per Buffered PLUS, a 22.32% return.
▪	Par Scenario. If the underlying return is zero or negative but the percentage decline from the initial level to the final level is equal to or less than the buffer amount, investors will receive an amount equal to the $10 stated principal amount.
▪	If the underlying return is -5.00%, investors will receive an amount equal to the $10 stated principal amount.
▪	Downside Scenario. If the underlying return is negative and the percentage decline from the initial level to the final level is greater than the buffer amount, investors will receive an amount that is less than the $10 stated principal amount, resulting in a loss of their initial investment that is proportionate to the decline in the level of the underlying index over the term of the Buffered PLUS in excess of the buffer amount.
▪	If the underlying return is -40.00%, investors would lose 25.00% of the stated principal amount and receive only $7.50 per Buffered PLUS at maturity, or 75.00% of the stated principal amount. The Buffered PLUS do not guarantee the return of the full stated principal amount and investors may lose some or almost all of their initial investment.

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Payment at Maturity

At maturity, investors will receive for each $10 stated principal amount of Buffered PLUS that they hold an amount in cash based upon the underlying return of the underlying index on the valuation date, as determined as follows:

If the underlying return is positive:

The lesser of (a) $10 + leveraged upside payment and (b) the maximum payment at maturity

In no event will the payment at maturity be greater than the maximum payment at maturity.

If the underlying return is zero or negative and the percentage decline from the initial level to the final level is equal to or less than the buffer amount:

the Stated Principal Amount of $10

If the underlying return is negative and the percentage decline from the initial level to the final level is greater than the buffer amount:

$10 + [$10 x (Underlying Return + Buffer Amount)]

Accordingly, if the final level is less than the initial level and the percentage decline of the underlying index from the initial level to the final level is greater than the buffer amount, you will lose a percentage of your stated principal amount equal to the percentage decline in excess of the buffer amount, and in extreme situations, you could lose almost all of your initial investment.

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Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Buffered PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and “Considerations Relating to Indexed Securities” in the accompanying prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Buffered PLUS.

▪	The Buffered PLUS do not pay interest or guarantee return of the stated principal amount and your investment in the Buffered PLUS may result in a loss. The terms of the Buffered PLUS differ from those of ordinary debt securities in that the Buffered PLUS do not pay interest or guarantee the return of any of the stated principal amount at maturity. If the underlying return is negative and the percentage decline of the underlying index from the initial level to the final level is greater than the buffer amount, you will lose a percentage of your principal amount equal to the percentage decline of the underlying index from the initial level to the final level in excess of the buffer amount, and in extreme situations, you could lose almost all of your initial investment. Accordingly, you could lose some and, in extreme situations, almost all of your initial investment.
▪	Your potential return on the Buffered PLUS is limited to the maximum gain. The return potential of the Buffered PLUS is limited to the maximum gain indicated on the cover hereof. Therefore, you will not benefit from any positive underlying return in excess of an amount that, when multiplied by the leverage factor, exceeds the maximum gain and your return on the Buffered PLUS may be less than it would be in a hypothetical direct investment in the underlying index or the underlying equity constituents.
▪	The leverage factor applies only if you hold the Buffered PLUS to maturity. You should be willing to hold the Buffered PLUS to maturity. If you are able to sell the Buffered PLUS prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the leverage factor and the return you realize may be less than the leverage factor multiplied by the then-current underlying return even if such return is positive and does not exceed the maximum gain. You can receive the full benefit of the leverage factor, subject to the maximum gain, from UBS only if you hold the Buffered PLUS to maturity.
▪	The contingent repayment of principal at maturity applies only at maturity. You should be willing to hold the Buffered PLUS to maturity. If you are able to sell the Buffered PLUS prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the then-current level of the underlying index is negative and the percentage decline of the underlying index from the initial level to the final level is equal to or less than the buffer amount.
▪	Credit risk of UBS. The Buffered PLUS are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Buffered PLUS, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Buffered PLUS and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Buffered PLUS, you could lose all of your initial investment.
▪	Market risk. The return on the Buffered PLUS, which may be positive or negative, is directly linked to the performance of the underlying index and indirectly linked to the performance of the underlying equity constituents. The level of the underlying index can rise or fall sharply due to factors specific to the underlying index or its underlying equity constituents, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock and commodity market levels, interest rates and economic and political conditions.
■	Fair value considerations.
o	The issue price you pay for the Buffered PLUS exceeds their estimated initial value. The issue price you pay for the Buffered PLUS exceeds their estimated initial value as of the pricing date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the pricing date, we have determined the estimated initial value of the Buffered PLUS by reference to our internal pricing models and the estimated initial value of the Buffered PLUS is set forth in this pricing supplement. The pricing models used to determine the estimated initial value of the Buffered PLUS incorporate certain variables, including the level of the underlying index, the volatility of the underlying index, any dividends paid on the underlying equity constituents, prevailing interest rates, the term of the

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Buffered PLUS and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the Buffered PLUS to you. Due to these factors, the estimated initial value of the Buffered PLUS as of the pricing date is less than the issue price you pay for the Buffered PLUS.
o	The estimated initial value is a theoretical price; the actual price that you may be able to sell your Buffered PLUS in any secondary market (if any) at any time after the pricing date may differ from the estimated initial value. The value of your Buffered PLUS at any time will vary based on many factors, including the factors described above and in “—Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the pricing date, if you attempt to sell the Buffered PLUS in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the Buffered PLUS determined by reference to our internal pricing models. The estimated initial value of the Buffered PLUS does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Buffered PLUS in any secondary market at any time.
o	Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the Buffered PLUS as of the pricing date. We may determine the economic terms of the Buffered PLUS, as well as hedge our obligations, at least in part, prior to the pricing date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the Buffered PLUS cannot be determined as of the pricing date and any such differential between the estimated initial value and the issue price of the Buffered PLUS as of the pricing date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the Buffered PLUS.
■	Limited or no secondary market and secondary market price considerations.
o	There may be little or no secondary market for the Buffered PLUS. The Buffered PLUS will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Buffered PLUS and may stop making a market at any time. If you are able to sell your Buffered PLUS prior to maturity, you may have to sell them at a substantial loss. Furthermore, there can be no assurance that a secondary market for the Buffered PLUS will develop. The estimated initial value of the Buffered PLUS does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Buffered PLUS in any secondary market at any time.
o	The price at which UBS Securities LLC and its affiliates may offer to buy the Buffered PLUS in the secondary market (if any) may be greater than UBS’ valuation of the Buffered PLUS at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements. For a limited period of time following the issuance of the Buffered PLUS, UBS Securities LLC or its affiliates may offer to buy or sell such Buffered PLUS at a price that exceeds (i) our valuation of the Buffered PLUS at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such Buffered PLUS following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental plan of distribution (conflicts of interest); secondary markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the Buffered PLUS, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the Buffered PLUS. As described above, UBS Securities LLC and its affiliates are not required to make a market for the Buffered PLUS and may stop making a market at any time. The

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price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on its customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.
o	Price of Buffered PLUS prior to maturity. The market price of the Buffered PLUS will be influenced by many unpredictable and interrelated factors, including the level of the underlying index; the volatility of the underlying index; any dividends paid on the underlying equity constituents; the time remaining to the maturity of the Buffered PLUS; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the Buffered PLUS.
o	Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices. All other things being equal, the use of the internal funding rates described above under “—Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the Buffered PLUS in any secondary market.
▪	Owning the Buffered PLUS is not the same as owning the underlying equity constituents. The return on the Buffered PLUS may not reflect the return you would realize if you actually owned the underlying equity constituents. For example, your return on the Buffered PLUS is limited to the maximum gain, while the potential return on a direct investment in the underlying equity constituents would be unlimited. Furthermore, you will not receive or be entitled to receive any dividend payments or other distributions during the term of the Buffered PLUS, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on the Buffered PLUS. In addition, as an owner of the Buffered PLUS, you will not have voting rights or any other rights that a holder of the underlying equity constituents would have.
▪	There can be no assurance that the investment view implicit in the Buffered PLUS will be successful. It is impossible to predict whether and the extent to which the level of the underlying index will rise or fall and there can be no assurance that the underlying return will be positive or, if the underlying return is negative, that the percentage decline of the underlying index from the initial level to the final level will be equal to or less than the buffer amount. The final level (and therefore the underlying return) will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying constituent issuers. You should be willing to accept the risks associated with the relevant markets tracked by the underlying index in general and each underlying equity constituent in particular, and the risk of losing some or almost all of your initial investment.
▪	There are non-U.S. securities markets risks associated with the underlying index. The underlying equity constituents are issued by non-U.S. companies and are traded on various non-U.S. exchanges. An investment in notes linked directly or indirectly to the value of securities issued by non-U.S. companies involves particular risks. Generally, non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Securities prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. The United Kingdom has voted to leave the European Union (popularly known as “Brexit”). The effect of Brexit is uncertain, and Brexit has and may continue to contribute to volatility in the prices of securities of companies located in Europe and currency exchange rates, including the valuation of the euro and British pound in particular. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

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▪	The underlying return will not be adjusted for changes in exchange rates relative to the U.S. dollar even though the underlying equity constituents are traded in a non-U.S. currency and the Buffered PLUS are denominated in U.S. dollars. The value of the Buffered PLUS will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies in which the underlying equity constituents are based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the Buffered PLUS, you will not receive any additional payment or incur any reduction in your return, if any, at maturity.
▪	The underlying index reflects price return, not total return. The return on the Buffered PLUS is based on the performance of the underlying index, which reflects the changes in the market prices of the underlying equity constituents. It is not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect any dividends paid on the underlying equity constituents. The return on the Buffered PLUS will not include such a total return feature or dividend component.
▪	Changes that affect the underlying index will affect the market value of your Buffered PLUS. The policies of the index sponsor, as specified under “Information about the underlying index” (the “index sponsor”), concerning additions, deletions and substitutions of the underlying equity constituents and the manner in which the index sponsor takes account of certain changes affecting those underlying equity constituents may adversely affect the level of the underlying index. The policies of the index sponsor with respect to the calculation of the underlying index could also adversely affect the levels of the underlying index. The index sponsor may discontinue or suspend calculation or dissemination of the underlying index. Any such actions could have an adverse effect on the value of, and any amount payable on, the Buffered PLUS.

▪	UBS cannot control actions by the index sponsor and the index sponsor has no obligation to consider your interests. UBS and its affiliates are not affiliated with the index sponsor and have no ability to control or predict the index sponsor’s actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the underlying index. The index sponsor is not involved in the Buffered PLUS offering in any way and has no obligation to consider your interest as an owner of the Buffered PLUS in taking any actions that might affect the market value of, and any amount payable on, your Buffered PLUS.
▪	Potential UBS impact on price. Trading or hedging transactions by UBS and/or its affiliates in the underlying equity constituents, listed and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying index or underlying equity constituents may adversely affect the level of the underlying index, the performance and, therefore, the market value of, and any amount payable on, the Buffered PLUS.
▪	Potential conflict of interest. UBS and its affiliates may engage in business with the underlying constituent issuers or trading activities related to the underlying index or any underlying equity constituents, which may present a conflict between the interests of UBS and you, as a holder of the Buffered PLUS. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS and which will make potentially subjective judgments. The calculation agent will determine the payment at maturity, if any, based on the observed closing level of the underlying index. The calculation agent can postpone the determination of the initial level or final level of the underlying index (and therefore the original issue date or maturity date, as applicable) if a market disruption event occurs and is continuing on the trade date or valuation date, respectively. As UBS determines the economic terms of the Buffered PLUS, including the leverage factor and buffer amount, and such terms include the underwriting discount, hedging costs, issuance costs and projected profits, the Buffered PLUS represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.
▪	Potentially inconsistent research, opinions or recommendations by UBS. UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Buffered PLUS, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Buffered PLUS. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Buffered PLUS and the underlying index.
▪	The Buffered PLUS are not bank deposits. An investment in the Buffered PLUS carries risks which are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The Buffered PLUS have different yield and/or return, liquidity and risk profiles and would not benefit from any protection provided to deposits.

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▪	If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the Buffered PLUS and/or the ability of UBS to make payments thereunder. The Swiss Financial Market Supervisory Authority (“FINMA”) has broad statutory powers to take measures and actions in relation to UBS if (i) it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or (ii) UBS fails to fulfill the applicable capital adequacy requirements (whether on a standalone or consolidated basis) after expiry of a deadline set by FINMA. If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. The resolution regime of the Swiss Banking Act is further detailed in the FINMA Banking Insolvency Ordinance (“BIO-FINMA”). In a restructuring proceeding, FINMA, as resolution authority, is competent to approve the resolution plan. The resolution plan may, among other things, provide for (a) the transfer of all or a portion of UBS’ assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of the Buffered PLUS) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the conversion of UBS’ debt and/or other obligations, including its obligations under the Buffered PLUS, into equity (a “debt-to-equity” swap), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the Buffered PLUS. The BIO-FINMA provides that a debt-to-equity swap and/or a write-off of debt and other obligations (including the Buffered PLUS) may only take place after (i) all debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital have been converted into equity or written-off, as applicable, and (ii) the existing equity of UBS has been fully cancelled. While the BIO-FINMA does not expressly address the order in which a write-off of debt instruments other than debt instruments qualifying as additional tier 1 capital or tier 2 capital should occur, it states that debt-to-equity swaps should occur in the following order: first, all subordinated claims not qualifying as regulatory capital; second, all other claims not excluded by law from a debt-to-equity swap (other than deposits); and third, deposits (in excess of the amount privileged by law). However, given the broad discretion granted to FINMA as the resolution authority, any restructuring plan in respect of UBS could provide that the claims under or in connection with the Buffered PLUS will be partially or fully converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with, or even junior to, UBS’ obligations under the Buffered PLUS. Consequently, holders of the Buffered PLUS may lose all of some of their investment in the Buffered PLUS. In the case of restructuring proceedings with respect to a systemically important Swiss bank (such as UBS), the creditors whose claims are affected by the restructuring plan will not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan has been approved by FINMA, the rights of a creditor to seek judicial review of the restructuring plan (e.g., on the grounds that the plan would unduly prejudice the rights of holders of Buffered PLUS or otherwise be in violation of the Swiss Banking Act) are very limited. In particular, a court may not suspend the implementation of the restructuring plan. Furthermore, even if a creditor successfully challenges the restructuring plan, the court can only require the relevant creditor to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated or how it would be funded.
▪	Uncertain tax treatment. Significant aspects of the tax treatment of the Buffered PLUS are uncertain. You should read carefully the section entitled ‘‘Tax considerations’’ herein and the section entitled ‘‘Material U.S. Federal Income Tax Consequences”, including the section “—Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement and consult your tax advisor about your tax situation.

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Buffered PLUSSM due October 5, 2021 $1,485,000 Based on the Value of the EURO STOXX 50® Index Principal at Risk Securities

EURO STOXX 50® Index

We have derived all information regarding the EURO STOXX 50® Index (“SX5E”) contained in this document, including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by STOXX Limited, (the “index sponsor” or “STOXX”).

SX5E is published by STOXX, but STOXX has no obligation to continue to publish SX5E, and may discontinue publication of the SX5E at any time. SX5E is determined, comprised and calculated by STOXX without regard to the Buffered PLUS.

As discussed more fully in the index supplement under the heading “Non-U.S. Indices — EURO STOXX 50® Index”, SX5E covers 50 stocks of market sector leaders mainly from 11 Eurozone countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. SX5E captures a selection of the largest stocks among the 19 EURO STOXX regional Supersector indices. The largest stocks within those indices are added to the selection list until coverage is approximately 60% of the free float market capitalization of the corresponding EURO STOXX Total Market Index (the “EURO STOXX TMI”) Supersector Index and from that selection list the 50 stocks are selected. The SX5E universe is defined as all components of the 19 EURO STOXX Regional Supersector indices. The EURO STOXX Supersector indices represent the Eurozone portion of the STOXX 600 Supersector indices, which contain the 600 largest stocks traded on the major exchanges of 18 European countries. Each component’s weight is capped at 10% of the SX5E’s total free-float market capitalization.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to SX5E.

Information as of market close on September 13, 2019:

Bloomberg Ticker Symbol:	SX5E	52 Week High (on September 13, 2019):	3,550.11
Current Index Level:	3,550.11	52 Week Low (on December 27, 2018):	2,937.36
52 Weeks Ago (on September 13, 2018):	3,333.68

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Buffered PLUSSM due October 5, 2021 $1,485,000 Based on the Value of the EURO STOXX 50® Index Principal at Risk Securities

Historical Information

The following table sets forth the published high and low closing levels, as well as the end-of-quarter closing levels, of the underlying index for each quarter in the period from January 1, 2009 through September 13, 2019. The closing level of the underlying index on September 13, 2019 was 3,550.11. The graph below sets forth the daily closing levels of the underlying index for the period from January 1, 2009 through September 13, 2019. We obtained the information in the table below from Bloomberg Professional® service (‘‘Bloomberg’’), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical closing levels of the underlying index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the underlying index on the valuation date.

EURO STOXX 50® Index	High	Low	Period End
2015
First Quarter	3,731.35	3,007.91	3,697.38
Second Quarter	3,828.78	3,424.30	3,424.30
Third Quarter	3,686.58	3,019.34	3,100.67
Fourth Quarter	3,506.45	3,069.05	3,267.52
2016
First Quarter	3,178.01	2,680.35	3,004.93
Second Quarter	3,151.69	2,697.44	2,864.74
Third Quarter	3,091.66	2,761.37	3,002.24
Fourth Quarter	3,290.52	2,954.53	3,290.52
2017
First Quarter	3,500.93	3,230.68	3,500.93
Second Quarter	3,658.79	3,409.78	3,441.88
Third Quarter	3,594.85	3,388.22	3,594.85
Fourth Quarter	3,697.40	3,503.96	3,503.96
2018
First Quarter	3,672.29	3,278.72	3,361.50
Second Quarter	3,592.18	3,340.35	3,395.60
Third Quarter	3,527.18	3,293.36	3,399.20
Fourth Quarter	3,414.16	2,937.36	3,001.42
2019
First Quarter	3,409.00	2,954.66	3,351.71
Second Quarter	3,514.62	3,280.43	3,473.69
Third Quarter (through September 13, 2019)	3,550.11	3,282.78	3,550.11

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